Exhibit 10.3

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Execution Copy

CO-BRAND CREDIT CARD PROGRAM AGREEMENT

BETWEEN

COMENITY CAPITAL BANK

AND

BJ’S WHOLESALE CLUB, INC.

DATED AS OF JUNE 5, 2014

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

TABLE OF CONTENTS

SECTION 1. PROGRAM SUMMARY AND DEFINITIONS		1

1.1	Program Summary	1
1.2	Definitions and Other Obligations	2

SECTION 2. ESTABLISHMENT OF THE PROGRAM		2

2.1	Establishment of the Program; Applications for Credit	2
2.2	Internet Features	4
2.3	Operating Procedures	4
2.4	Program Documents (Forms and Collateral)	5
2.5	Marketing and Promotion of Program	6
2.6	Ownership of Accounts and Information	6
2.7	Protection Programs and Enhancement Marketing Services	7
2.8	Ownership and Licensing of the Party’s Marks	7
2.9	Cardholder Rewards Program	8

SECTION 3. OPERATION OF THE PROGRAM		9

3.1	Processing Purchases	9
3.2	Ownership of Accounts; Fees; Accounting	9
3.3	Bank Mailings; Insertion of Company’s Promotional Materials	9
3.4	Payments	10
3.5	Non-Competition	10
3.6	Reports	11
3.7	New Businesses and Existing Credit Program Conversions	11
3.8	Direct Settlement Transactions
3.9	Interchange Refund	11
3.10	Right of Offset	11

SECTION 4. REPRESENTATIONS AND WARRANTIES		12

4.1	Organization, Power and Qualification	12
4.2	Authorization, Validity and Non-Contravention	12
4.3	Accuracy of Information	12
4.4	Compliance with Law	12
4.5	Intellectual Property Rights	13
4.6	Marks	13

SECTION 5. COVENANTS		13

5.1	Notices of Changes	13
5.2	Financial Statements	14
5.3	Access Rights	14
5.4	Each Party’s Business	14

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Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

5.5	Insurance	14
5.6	Sales Information	14
5.7	Business Continuation/Disaster Recovery Plan	14
5.8	Compliance with Agreement and Operating Procedures

SECTION 6. INDEMNIFICATION		14

6.1	Indemnification Obligations	14
6.2	LIMITATION ON LIABILITY	15
6.3	NO WARRANTIES	15
6.4	Notification of Indemnification; Conduct of Defense	15

SECTION 7. TERM, EXPIRATION AND TERMINATION		16

7.1	Term and Expiration	16
7.2	Termination with Cause by Bank; Bank Termination Events	16
7.3	Termination with Cause by Company; Company Termination Events	16
7.4	Purchase of Accounts	17

SECTION 8. MISCELLANEOUS		17

8.1	Entire Agreement; Amendment; No Waiver; Severability; Counterparts;	17
	Captions and Cross References; Mutual Drafting
8.2	Coordination of Public Statements	18
8.3	Successors and Assigns	18
8.4	Notices	18
8.5	GOVERNING LAW/WAIVER OF JURY TRIAL	18
8.6	Force Majeure	19
8.7	Survival	19
8.8	Relationship of Parties; Third Parties; Independent Contractor	19
8.9	Confidentiality and Security Control	19
8.10	Taxes	20
8.11	Brokers	20

SCHEDULES

1.2	Definitions and Other Obligations
2.1(h)	Service Standards
2.1(k)	MasterCard Reporting to be Provided by Bank
2.5(a)	Marketing Promotions
2.5(b)	Marketing Funds
2.5(c)	Prospect Marketing
2.6	Monthly Master File Information
2.7	Protection Programs and Enhancement Marketing Services
2.9	Cardholder Rewards Program
3.2(b)	Summary of Rates and Fees
3.6	Bank Reports
7.1	Term and Expiration

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Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

7.3(l)	Additional Company Termination Events
7.4	Purchase of Accounts
8.9	Data Security
8.11	Brokers

iii

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

CO-BRAND CREDIT CARD PROGRAM AGREEMENT

THIS CO-BRAND CREDIT CARD PROGRAM AGREEMENT (together with any schedules, exhibits, addenda, and future amendments and supplements hereto, this “Agreement”) is made by and between BJ’S WHOLESALE CLUB, INC. with its principal office at 25 Research Drive, Westborough, MA 01581 (hereinafter referred to as “Company”), and COMENITY CAPITAL BANK, with its principal office at 2795 E. Cottonwood Parkway, Suite #100, Salt Lake City, UT 84121 (hereinafter referred to as “Bank”). This Agreement shall be effective (the “Effective Date”) on the later of: (i) the last date of execution of this Agreement by Bank and Company, or (ii) the date of execution and delivery of the purchase and sale agreement by and between Bank and Barclays Bank Delaware (“Barclays”) pursuant to which Bank will purchase from Barclays certain program assets presently governed by the Co-Branded Credit Card Agreement between Barclays and Company dated May 10, 2007.

WITNESSETH:

WHEREAS, Company owns and operates a chain of wholesale stores known as “BJ’s Wholesale Club” which serve individuals that become Members of Company;

WHEREAS, Company has requested Bank to extend credit to qualifying Members in the form of Credit Cards (as such capitalized terms are defined below) and to manage a co-branded credit card program; and

WHEREAS, Bank is a member of various Card Networks and is an issuer of general purpose credit cards throughout the United States; and

WHEREAS, Bank shall own and service all the Accounts as more fully set forth herein; and

NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Company and Bank agree as follows.

SECTION 1 PROGRAM SUMMARY AND DEFINITIONS

1.1 Program Summary. For the benefit of both parties hereto, Company and Bank have agreed to collaboratively launch, promote and maintain the Program, to be offered to Members, prospective Members, and employees of the Company as of the Program Commencement Date. The parties’ intent is that they will work in collaboration (emphasizing communication and good faith efforts) to maximize the value of the Program for their mutual benefit. To that end, the parties agree that, although the provisions of this Section 1.1 do not supersede either party’s rights and obligations as set forth elsewhere in this Agreement, it is the intent of each party that its respective performance under this Agreement shall be guided by the following objectives:

•	Support an orderly and successful transition from the Company’s previous issuer, Barclaycard

•	Retain existing Cardholders (in connection with the conversion of the Existing Accounts)

•	Generate new Accounts

•	Increase Company’s sales

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

•	Develop and cultivate Member relationships and build loyalty

•	Increase Credit Card penetration, Net Sales, and improve overall profitability for Company

In order to achieve the Program objectives, cooperation and communication between the parties is essential. Accordingly, the parties shall establish a Joint Management Committee as set forth in Section 2.1(i). Through such Joint Management Committee, the parties shall work together in good faith to review, discuss and address any particular concerns that either such party has with regard to the general performance of the overall portfolio, as well as any matters which either party believes to be materiel with respect to the ongoing administration of the Program.

1.2 Definitions and Other Obligations. See Schedule 1.2.

SECTION 2 ESTABLISHMENT OF THE PROGRAM

2.1 Establishment of the Program; Applications for Credit.

[*]

(b) Company and Bank shall use reasonable efforts to have the Program Commencement Date occur on or about October 10, 2014 or such other date as the parties mutually agree upon in writing.

(c) Applicants who wish to apply for an Account under the Program must submit a completed application on a form or in an electronic format approved by Bank, and Bank shall grant or deny the request for credit based upon Bank’s credit criteria. The parties agree, where possible, to utilize certain Company membership data to help with credit decisioning, subject to the terms of this Agreement. All internet applications for an Account shall be hosted by Company. In addition, the parties shall cooperate in good faith to implement a mobile credit card application solution as soon as practicable. The decision to extend credit to any Applicant under the Program shall be solely Bank’s decision, but Bank agrees to uniformly apply its credit criteria to all Applicants.

(d) When facilitating any Application Procedure, Company shall follow all applicable Operating Procedures and maintain the confidentiality of all Applicant data pursuant to Section 8.9. Depending on the Application Procedure utilized, the Account application shall be submitted to Bank by the Applicant or submitted by Company on behalf of the Applicant, in each case, in accordance with the Operating Procedures. With the exception of Take-One Account applications and Bank hosted Account applications, Company will supply a validated Member identification number for any existing Member Applicant in the application to Bank. For Bank hosted Account applications and Take-One applications, Company will provide Applicants’ Member identification numbers to Bank via access to Company’s membership database or upon request. Individuals may not apply for an Account unless such individual is a Member or becomes a Member in conjunction with applying for an Account. When Bank capabilities permit, all Program marketing and/or Account solicitation materials for the Program shall be coded by Bank, or in the case where Company performs such marketing and/or Account solicitation, by Company in accordance with Bank’s Instructions, for the purpose of tracking the source of Account origination. Bank shall not be responsible for accurately tracking the source of Account origination for those marketing and/or solicitation materials not coded by Company in accordance with Bank’s instructions. Notwithstanding the foregoing, in the event there is no coding or other method to enable the tracking of an Account, it shall be assumed that Company sourced the particular Account.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(e) Subject to Schedule 2.5(a), the Initial Application Procedures for the Program shall be Instant Credit, Quick Credit, Real-time Prescreen, Batch Prescreen, Take-Ones, and web/internet. Subject to Schedule 2.5(a), the initial Application Procedures for the Small Business Program shall be Instant Credit, and Take-Ones. At any time during the Term the parties may mutually agree to utilize Bank’s other Application Procedures.

(f) Qualified Applicants, who are also Members, desiring to use the Program shall be granted an Account and issued a Credit Card by Bank with a credit line in an amount to be determined by Bank in its discretion for each individual Applicant. Bank shall determine the terms and conditions of the Account to be contained in a Credit Card Agreement. For clarity, the Rewards Program Terms shall be determined by Company consistent with the terms and conditions of this Agreement that relate to the Rewards Program.

(g) (i) At Bank’s expense, Bank shall perform all functions necessary to administer and service the Accounts, including but not limited to: converting the Existing Accounts to the Program, establishing and administering the underwriting and credit decisions for the Program; making all necessary credit investigations; notifying Applicants in writing of acceptance or rejection of credit under the Program; issuing Credit Cards, preparing and mailing billing statements; making collections; handling Cardholder inquiries; and processing payments. Bank shall provide for the Program, [*] client sales representatives to manage the Program. As of the Effective Date, the Bank lead Program representative is [*], an employee of Bank’s servicer. [*] shall continue to be the [*] for so long as he remains in his current role as a [*]. If the [*] changes, Bank will reasonably consult with Company as to what person will be designated as the replacement Bank lead Program representative. To “reasonably consult” includes, but is not limited to, providing Company the opportunity to meet, speak with, and provide feedback on the person. In addition, Bank shall reasonably consider any concerns expressed by Company regarding the performance of any Bank lead Program representative, including a request that he/she be replaced.

(ii) In addition, Bank shall provide [*] field sales representatives to support the Program. During the first Program Year and at least [*] or as otherwise agreed to by the parties, the field sales representatives will provide Company with in-store training for Company managers with respect to the in-Club application process and the Program in general, including how the Rewards Program relates to the Program, to enable the Company’s managers to train employees. On an ongoing basis during the Term, the [*] field sales representatives shall [*] for employees in connection with grand openings of new Company stores. Company shall inform Bank within a [*] time period prior to any such openings of the need for additional on-premises assistance. Lastly, a representative shall be available to Company employees for Program inquiries, Monday – Friday from 9:00 AM EST to 5:00 PM EST, and a representative shall be available to Members for Account-level inquiries, and, with Member consent given to Bank, to Company employees for Application-related or Account-level inquiries, Monday – Sunday from 8:00 AM EST to 1:00 AM EST. Company store employees will also be able to access service through the IVR unit on a 24x7 basis, 365 days a year. All Bank personnel assigned to the Program shall receive comprehensive training with respect to the Program.

(h) Bank shall perform in accordance with the Service Standards set forth in Schedule 2.1(h). Within fifteen (15) days of the close of the previous month, Bank will provide Company with a monthly summary of Bank’s performance regarding the Service Standards.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(i) The parties shall establish a Joint Management Committee to review and discuss among other things, (i) development of the annual marketing plan including acquisition goals for both patties as described below in Section 2.5, general marketing efforts and Marketing Fund usage, all consistent with the requirements of Schedule 2.5(a) and Schedule 2.5(b), respectively; (ii) the general and financial performance and strategic operation of the Program; (iii) regulatory issues and industry competitiveness; (iv) ongoing product development/ modification and (v) any matters which either party believes to be material with respect to the ongoing administration and/or operation of the Program. The Joint Management Committee shall be comprised of an equal number of Bank and Company members, and include at least one member of management with decision-making authority for each party with regard to the Program. The Joint Management Committee shall meet no less than quarterly, unless otherwise agreed to by the parties. Actions taken by the Joint Management Committee shall be by mutual agreement, and in the event of impasse, the decision shall be referred to a key executive for each party for their review and resolution. In the event such key executives are unable to resolve the matter, the decision shall be referred to the President of the Bank (or designee, such as the President of Retail Services) and the President of the Company for review and resolution.

(j) Subject to requirements of Applicable Law, Company may conduct call monitoring of calls with Cardholders at Bank’s call center with at least five (5) days advance notice. The results thereof shall be reviewed with the Joint Management Committee semi-annually.

(k) MasterCard International, Inc. (“MasterCard”) shall be the initial selected Card Network for all Accounts issued under the Program during the Term (including all Existing Accounts). [*]. Company shall have the right to designate a different card network for all Accounts issued under the Program, so long as Bank has an existing relationship with the designated card network. In such event, Bank shall provide such card network with comparable information that it is required to provide MasterCard hereunder, although the parties acknowledge that the format and timing of such information may differ. [*].

2.2 Internet Features. Bank will develop as of the Program Commencement Date, and maintain [*], an Account Center website for the Program, which Account Center website shall include, among other things, Rewards Program information, including Rewards Dollars earned, total Rewards Dollars balance and, [*], Rewards Dollars redeemed, which includes Rewards Dollars certificates issued. The Parties acknowledge that Company shall be responsible for providing Bank with the reports as to Rewards Dollars redeemed, and accordingly, [*]. In addition, Account Center shall include certain Cardholder services and Account access. Account Center will be accessible to Company’s Cardholders at any time, except for site standard maintenance. Company will develop and maintain on its own website, [*], a link to Account Center. In the event Bank changes or otherwise modifies the website address for its designated website, Company will either update or modify its link thereto, as directed by Bank. Each Party agrees that, in connection with the link, it will only use the other’s name, or any logo, statements or any other information that is related to the other, as directed by the other, and as approved in advance and in writing by the other. Bank shall provide [*] capabilities to Company when such capabilities are made available to Bank’s clients generally.

2.3 Operating Procedures. Bank shall observe and comply with all Applicable Laws in connection with its offer, approval and administration of Accounts. Prior to the Effective Date, Company may review Bank’s existing Operating Procedures. Company shall observe and comply with the Operating Procedures and such other reasonable procedures that

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

apply to Company’s responsibilities under the Program, as Bank may prescribe on not less than [*] to Company or otherwise required by Applicable Law or applicable Card Network Rules. The Operating Procedures may be amended or modified by Bank from time to time in its reasonable discretion; provided, however, unless such changes are required by Applicable Law, a copy of any such amendment or modification shall be provided to Company [*] before its effective date, and for those changes required by Applicable Law or Card Network Rules, if applicable, notice shall be given [*]. Bank will use [*] not to modify the Operating Procedures in such a manner that would adversely impact the Program unless such modification is required by Applicable Law. In addition, in the event of a conflict between the Operating Procedures and the Program Agreement, the Program Agreement shall govern.

2.4 Program Documents (Forms and Collateral). (a) Forms – General. Subject to (b) and (d) below, Bank shall design, determine the terms and conditions (other than those related to the Rewards Program) of, and generate and deliver to Cardholders, at its expense, the [*], and other documents and forms to be used under the Program which (i) relate to the Program, (ii) relate to Bank’s and/or the Cardholder’s obligations, (iii) are used by Bank in maintaining and servicing the Accounts; or (iv) are required by Applicable Law (collectively, “Forms”). The Forms will follow the same general format that the Bank uses for its other Bank clients. Forms shall be in the English language only and there shall be only one design for each Form. [*]. Furthermore, to the extent that an application for an Account includes, or Company provides Bank with access to its membership database or otherwise timely provides to Bank, the Member identification number, [*].

(b) Forms – Conditions. The provisions of subsection 2.4(a) above are subject to the following conditions. Subject to Section 3.3, Applicable Law, and Section 2.8, Bank and Company shall jointly design [*]. Bank will submit all Forms (except letters to Cardholders) utilizing or referencing a Company Mark to Company for its review and written approval (including email approval) of use of Company Marks, which approval shall not be unreasonably withheld, and Company shall provide a response [*], Pursuant to this review and approval process, Bank will make (or have made) all changes that Company reasonably requests in exercising its rights under this Agreement. Notwithstanding the foregoing, administrative legal notices, collection letters, delinquency notices and other adverse action communications (“Adverse Communication Letters”) shall not bear Company Marks other than Company name and then such name may only be used to identify the Credit Card as a Company Credit Card. Bank shall provide Company with representative samples of the form of Adverse Communication Letters for Company’s reference.

(c) Collateral. Subject to Section 3.3, Applicable Law, and Section 2.8, Company may design and produce promotional material, direct mail pieces, catalog, newspaper, radio and electronic advertisements, and other collateral documents (collectively, “Collateral”) which reference the Program and which may utilize or feature Bank Marks. Company shall submit all Collateral to Bank for its review and written approval (including email approval) of the Program disclosures, as well as references to the Program and use of Bank Marks, which approval shall not be unreasonably withheld and Bank shall provide a response [*]. Pursuant to this review and approval process, Company will make (or have made) all changes that Bank requests to satisfy Applicable Law and/or in exercising its rights under this Agreement. Bank may design and produce collateral in addition to Forms that may utilize or feature Company Marks. Bank shall submit all such collateral to Company for its review and written approval (including email approval) of references to the Program as well as use of Company Marks, which approval shall not be unreasonably withheld and Company shall provide a response [*]. Pursuant to this review and approval process for other collateral, Bank will make (or have made) all changes that Company requests in exercising its rights under this Section 2.4(c).

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(d) Bank’s Costs. Subject to subsection (e) below, Bank will determine which and how many of the following to provide based on the Annual Marketing Plan requirements, [*]. First, Bank will provide to Company at its central locations not to [*], for distribution to Members and Cardholders, marketing purposes, and mass mailings, as applicable: (i) adequate copies of Credit Card Agreements and applications; and (ii) the template of any appropriate Forms. Second, Bank shall be responsible to provide for the Program, an appropriate number of (or copies of, as applicable) Credit Card Agreements, applications, Credit Cards, billing statements, and card mailers.

(e) Bank Issuance and Re-Issuances. [*]. Bank will use [*] to provide Extra Value Cardholders with an Extra Value Credit Card upon Program Commencement so long as such Cardholders are adequately identified in the conversion files Bank receives from Barclays Bank Delaware. [*].

(f) Company’s Costs. (i) Company Re-issuances. [*]. As a point of clarification, none of the following constitutes a Company Re-issuance: Bank’s replacement (on an Account-by-Account basis) of lost or stolen Credit Cards, expired Credit Cards, or Bank’s response to some other Cardholder request.

(ii) Variations from Bank’s Standards. [*]

(iii) Miscellaneous Company Expanses. [*]

2.5 Marketing and Promotion of Program. (a) Throughout the Term of this Agreement, Company and Bank shall each actively and consistently market, promote, participate in and support the Program, including without limitation those marketing promotions set forth in Schedule 2.5(a) and such other methods mutually agreed upon by the Joint Management Committee. Company and Bank will jointly agree upon programs to market the Program, both initially and on a continuing basis, including without limitation, seasonal promotions and annual marketing plans which shall detail the marketing efforts of both parties, as well as lifecycle marketing efforts to be conducted by Bank and/or Company (each an “Annual Marketing Plan”). The parties shall fulfill their individual and joint marketing related obligations as provided for in this Agreement and Schedule 2.5(a). The parties shall develop a mutually agreed upon Annual Marketing Plan for each Program Year [*] of each Program Year, which Annual Marketing Plan shall include the timing, frequency, and method of each marketing initiative described therein. Bank may conduct marketing initiatives, such as direct mail campaigns, [*], coordinating such efforts with the Annual Marketing Plan and with approval or the Joint Management Committee.

[*]

(c) See Schedule 2.5(c).

2.6 Ownership of Accounts and Information. (a) Company and Bank recognize that Cardholders are Members, and that each party has certain ownership rights in information relating to such individuals in their respective roles as Cardholders and Members. [*] The parties acknowledge that the same or similar information may be contained in the Bank Cardholder Information (defined below) and the Company Member Information (defined below); such common information being referred to herein as “Common Information.” Each such pool of data shall therefore be considered separate information subject to the specific provisions applicable to that data hereunder.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(b) [*]; such information and Company’s Common Information shall be referred to collectively as “Company Member Information”. [*]. Bank shall use the most current Company Member List provided by Company for any marketing efforts conducted by Bank. [*].

(c) (i) [*]. Additionally, [*]. Such information and Bank’s Common Information shall be referred to collectively as “Bank Cardholder Information.” [*], except as permitted by this subsection or Section 8.9, or to use Bank Cardholder Information (including Applicant Information) for any purpose other than the operation and administration of the Program, and for Bank’s portfolio-wide analysis. Following the Term of this Agreement, [*]. Furthermore, following the Term of this Agreement, [*].

(ii) During the Term of this Agreement (i) [*], in each case, provided that such contractor, subcontractor, or vendor [*], and so long as such disclosure is in furtherance of the Program and in compliance with Applicable Law. Moreover, the Joint Management Committee will discuss the mail-houses utilized by Bank for the Program.

(iii) Bank shall provide to Company, [*]. To the extent any change by Bank precludes the delivery of any information on Schedule 2.6 such that Company is unable to execute certain of its obligations hereunder, Company shall be excused from such obligations for so long as such information is not made available by Bank. [*].

2.7 Protection Programs and Enhancement Marketing Services. [*] (collectively referred to herein as “Protection Programs”) as set forth in Schedule 2.7. Bank will have the right but not the obligation to make available to Cardholders, through solicitations made in connection with the Program (but not Account Solicitations) [*] as agreed to by the Joint Management Committee. The fees for Protection Programs and/or Enhancement Marketing Services will be charged to the applicable Cardholder’s Account. [*].

2.8 Ownership and Licensing of the Party’s Marks. (a) Subject to the other provisions of this Agreement, Company hereby grants to Bank [*] (except as to branded credit card accounts per Section 3.5), [*] to use the Company Marks solely in satisfaction of its duties, rights and obligations described in this Agreement, including without limitation, using same in any and all promotional materials, Account documentation, advertising, websites, marketing, and solicitations related to the Program, as well as Bank’s and its Affiliates’ product marketing and promotional materials and literature in written and electronic form, as well as their business client lists. Bank shall use the trademark designations “®” or “TM” or such other designation as Company may specify or approve in connection with the Company Marks on the Credit Cards, Account documentation and promotional materials. [*].

(b) Anything in this Agreement to the contrary notwithstanding, Company shall retain all rights in and to Company Marks pertaining to such Accounts, and all goodwill associated with the use of Company Marks (whether under this Agreement or otherwise) shall inure to the benefit of Company. Company shall have the right, in its sole and absolute discretion, to prohibit the use of any Company Marks in any Forms, advertisements or other materials or references proposed to be used by Bank which Company in its reasonable business judgment deems objectionable or improper. Bank shall cease all use of Company Marks upon the termination of this Agreement for any reason pursuant to Section 2.8(c), below.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(c) Except as otherwise specifically provided in this subsection (c), Bank shall cease all use of Company Marks and the Company name upon termination of this Agreement. Bank may:

(i) [*], if, to the extent, and for as long as such use is required for the performance of Bank’s obligations under Schedule 7.4 (if any);

(ii) if Bank retains ownership of the Portfolio pursuant to Schedule 7.4, [*]; and continue to use the Company name (without any Company logo or design element) for purposes of avoiding consumer confusion during the transition period provided that all use to the extent permitted under this clause shall cease in accordance with the provisions set forth in Schedule 7.4.

(iii) continue to use the Company name (without any Company logo or design element) in accordance with Schedule 7.4 if and only to the extent necessary in connection with administration of the Accounts that are excluded from a Portfolio purchase under Schedule 7.4 or that Bank retains pursuant to Schedule 7.4 (including the collection of amounts owed on the Accounts by referencing that the Account or Purchase balance due is related to the Credit Card and (if applicable) Company’s goods and/or services); and

(iv) continue to use the Company name (without any Company logo or design element) if and to the extent necessary for the performance of Bank’s obligations under Applicable Law as issuer of the Credit Cards.

(d) Company recognizes that Bank is the sole owner of the Bank Marks, that Company has no rights of ownership or license therein, and that Company is not entitled to (and shall not) use the Bank Marks other than as explicitly and specifically provided in this Agreement. As a point of clarification, Bank has and retains all rights in and to Bank Marks and the use thereof, and all goodwill associated with the use of Bank Marks (whether under this Agreement or otherwise) shall inure to the benefit of Bank. Bank shall have the right, [*], to prohibit the use of any Bank Marks in any Program Documents, advertisements, or other materials or references proposed to be used by Company which Bank in its reasonable business judgment deems objectionable or improper. [*].

2.9 Cardholder Rewards Program.

(a) Company will own, implement and operate the Rewards Program for Cardholders throughout the Term and thereafter as set forth in Schedule 2.9. [*].

(b) Bank will provide Company with certain system functionality and recordkeeping in support of the Rewards Program, which recordkeeping shall be [*] contemplated under this Section 2.9(b) or where a rewards certificate is part of the billing statement. Bank shall reasonably cooperate with Company’s efforts to create, [*]. In addition, [*]. The system functionality to be provided by Bank as described herein shall be [*] to Company provided that Company’s Rewards Program: (x) is compatible with Bank’s existing or future functionality offered to other Bank clients, and (y) [*]. Otherwise, such functionality, if available, shall be provided pursuant to terms (including fees to be paid to Bank) mutually agreed to by the parties.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(c) Notwithstanding anything in this Section 2.9 to the contrary, Company and Bank agree that the Rewards Program will be subject to the terms set forth in Schedule 2.9.

SECTION 3 OPERATION OF THE PROGRAM

3.1 Processing Purchases.

(a) Company shall honor any Credit Card properly issued and currently authorized by Bank pursuant to the Program. The applicable Card Network Rules shall govern settlement, disputes and chargebacks for all Purchases processed through a Card Network. Notwithstanding the foregoing, prior to the Program Commencement Date, the parties may agree in writing to Direct Settlement of Company Purchases made on Accounts under the Program. If the parties agree to such Direct Settlement, then the terms of Section 3.8 below shall apply to all Direct Settlement transactions, if the parties do not agree to Direct Settlement of Company Purchases prior to the Program Commencement Date, then as of the Program Commencement Date, Section 3.9, below, shall apply to Company Purchases made on Accounts under the Program.

(b) Company shall obtain and maintain [*] such Point of Sale terminals, cash registers, network (electronic communication interchange system), telephone or other communication lines, software, hardware, websites and other items of equipment as are necessary for it to request and receive authorizations, transmit charge slip and credit slip information, facilitate the Application Procedures and perform its obligations under this Agreement and applicable Card Network Rules. The computer programs, equipment and telecommunications protocols necessary to facilitate communications and file transfers between Bank and Company (and/or Bank and specific Sales Channels, if applicable) (“Systems Technology”) shall be determined by Bank from time to time, subject to reasonable prior notice of any change in such Systems Technology, and discussion of potential costs associated with such changes. Excluding costs incurred by Company to upgrade and/or integrate its Systems Technology in anticipation of the launch of the Program in the manner as contemplated under this Agreement, [*].

3.2 Ownership of Accounts; Fees; Accounting. (a) [*] from the time of establishment, and except as otherwise provided herein, [*].

(b) The Credit Card Agreements shall include the Rates and Fees as are set forth in Schedule 3.2 (b). In connection with its servicing of the Accounts, Bank may make changes [*]. Bank may also make changes to an Account to reflect a Cardholder’s change in Member status with Company (e.g., individual Account changes related to a Cardholder’s change from a Value Cardholder to an Extra Value Cardholder), if Company has notified Bank of such changes to a Cardholder’s Company membership. [*]. Notwithstanding the foregoing, with respect to any changes in the Rates and Fees or other changes affecting a significant portion of Accounts Bank will, prior to making any such changes, notify Company of such changes. Notwithstanding anything in this Section 3.2(b) to the contrary, [*] set forth in Schedule 3.2(b) without the approval of the Joint Management Committee.

3.3 Bank Mailings; Insertion of Company’s Promotional Materials. Envelope space (including bangtail) for billing statements and Credit Card mailers shall be allocated as follows:

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(a) “Priority Materials”, defined as: legally required material, privacy notices, disclosures, Cardholder notices, billing statements, new Credit Card mailers, PIN mailers, Credit Card Agreement, and notices sent by Bank;

(b) Bank’s other inserts (including bangtail) provided, however, that in six (6) of the twelve (12) Billing Statement mailings in any given Program Year, Company shall have the right to include one (1) insert that takes precedence over Bank’s other inserts (including bangtail).

(c) Company’s promotional materials, subject to the following terms:

(i) At Company’s request, Bank will include with the billing statements and new Credit Card mailers Company promotional materials provided by Company, so long as the materials: (1) are provided to Bank at least thirty (30) days prior to the scheduled mailing date of such statements or notices and pursuant to an insert schedule that Company provided to Bank at least sixty (60) days in advance; (2) have been approved as to content by Bank (in its reasonable discretion) with respect to any manner of reference to Bank or the Program; (3) meet all size, weight, or other specifications for such inserts as shall be reasonably set by Bank from time to time; (4) would not require the removal (in Bank’s standard envelope) of Priority Materials and/or Bank’s other inserts; and (5) are paid for by Company, but the insertion and mailing costs shall be funded by Bank with the exception of additional postage costs caused by Bank’s insertion of such materials.

(ii) Bank reserves the right to disallow any inserts which are in violation of Applicable Law, conflict with any other provision of this Agreement, or whose subject matter is reasonably deemed by Bank to be inappropriate in nature.

3.4 Cardholder Payments. All payments to be made by Cardholders with respect to any amounts outstanding on the Accounts shall be made in accordance with the instructions of Bank and at the location or address specified by Bank. Company hereby authorizes Bank, or any of its employees or agents, to endorse “Comenity Capital Bank” upon all or any checks, drafts, money orders or other evidence of payment, made payable to Company and intended as payment on an Account, that may come into Bank’s possession from Cardholders and to credit said payment against the appropriate Cardholder’s Account, As to any Cardholder who inquires of Company as to where payments on Account’s shall be made, Company shall inform them that payments should be made to Bank. Bank has the sole right to receive and retain all payments made with respect to all Accounts and to pursue collection of all amounts outstanding, unless a Company Purchase is charged back to Company pursuant to the provisions of Section 3.8 hereof.

3.5 Non-Competition. (a) Except as otherwise provided in this subsection (a) or subsection (b) below, Company agrees that, in consideration of and as an inducement for Bank to make the Program available to Company as provided in this Agreement, [*]. If after [*] the parties have not reached agreement, Company may consider competitive bids from other issuers. Provided, however, Company may at any time develop, conduct a request for proposals, and/or enter into a Letter of Intent or agreement with another credit card provider for a plan or program that will be effective on or after termination of this Agreement.

(b) Notwithstanding the provisions set forth in subsection (a) above or elsewhere in this Agreement, nothing contained in this Agreement will be construed to prohibit or prevent Company from (1) accepting (a) any major general purpose credit card (including without limitation, American Express Card, MasterCard, Visa, or Discover) that is not “branded” with Company Marks; or [*].

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

3.6 Reports. Bank will deliver to Company the reports set forth in Schedule 3.6, as specified therein and to the extent information is available and applicable. Bank may provide any additional reports requested by Company upon such terms and conditions (including cost) as are mutually agreed to by the parties. Company shall provide a report of Excluded Cardholders to Bank each month.

3.7 New Businesses and Existing Credit Program Conversions.

(a) General: If Company internally develops a new business or acquires another pre-existing business that does not fall within the definition of Sales Channels as set forth in Schedule 1.2, [*].

(c) All Transaction Records are subject to review and acceptance by Bank. In accordance with the Section 5.3, Bank shall provide access to Company to research transaction authorizations and settlements. In the event of a computational or similar error of an accounting or record keeping nature with respect to such Transaction Records, after notice to Company, Bank may credit to the Company’s Deposit Account or net against the Net Proceeds (as the case may be) the proper amount as corrected. If the Net Proceeds are insufficient, Company shall remit the proper amount to Bank promptly following notification from Bank. Upon any such correction, Bank shall give Company prompt notice of same, including details of fee discrepancy and correction. Company shall be responsible for ensuring that all Promotional Program Purchases are property designated as such on fee Transaction Record in accordance with Bank’s instructions.

(d) Cardholder Disputes Regarding Accounts, and Goods and/or Services. Company shall promptly notify Bank regarding any Cardholder dispute regarding an Account including the Cardholder’s Rewards Account and help to resolve any such dispute, including but not limited to any Applicant or Cardholder claim, dispute, or defense which may be asserted under Applicable Law. This includes but is not limited to claims related to outstanding balances, Bank reports to credit bureaus, finance charges, fees, and collection efforts (e.g., notification that the Cardholder has filed bankruptcy or wants collection communications directed to legal counsel, etc.). Additionally, Company shall act promptly to investigate and work to resolve disputes with Cardholders regarding Company Purchases on an Account, and timely process credits or refunds for Cardholders.

(e) Chargebacks. Direct Settlement notwithstanding, the applicable Card Network Rules shall govern chargebacks for all Company Purchases.

(f) Exercise of Chargebacks. [*]

3.9 Interchange Refund.

[*]

3.10 Right of Offset. Notwithstanding anything in this Agreement to the contrary, if Company fails to pay Bank any undisputed amounts due to Bank pursuant to this Agreement for [*], as applicable, the due date or date of demand, Bank may offset such amounts against the Net Proceeds or any other amounts owed by Bank to Company under this Agreement.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

SECTION 4 REPRESENTATIONS AND WARRANTIES

Each party makes the following representations and warranties to the other party as of the date of this Agreement and throughout the Term:

4.1 Organization, Power and Qualification. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Such party is duly qualified and in good standing to do business in all jurisdictions where located and/or conducting business, except where the failure to be so qualified would not have a material adverse effect on such party’s business or such party’s or the other party’s ability to perform as required under this Agreement or, operate the Program.

4.2 Authorization, Validity and Non-Contravention.

(a) This Agreement has been duly authorized by all necessary corporate proceedings (or analogous governing proceedings) by such party. Further, this Agreement has been duly executed and delivered by such party, and is a valid and legally binding agreement of such party and duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(b) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over such party is required for (nor would the absence of such adversely affect) the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement

(c) The execution and delivery of this Agreement by such party, the execution of each party’s obligations hereunder and the compliance by such party with all provisions of this Agreement: (i) will not conflict with or violate any Applicable Law; and (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any indenture, loan agreement, or other contract or agreement to which such party is a party (including but not limited to any under which such party is an obligor or by which its property is bound) where such conflict, breach or default would have a material adverse effect on such party or the Program, nor will such execution, delivery or compliance violate or result in the violation of the Articles of Incorporation or By-Laws (or analogous rules of governance) of such party.

4.3 Accuracy of Information. All factual information furnished by such party to the other party hereto in writing at any time pursuant to any requirement of, or furnished in response to, any written request of such other party under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by such party to the other party hereto will be, to such party’s best knowledge and belief, true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information was or will be stated or certified.

4.4 Compliance with Law. Any action taken by such party, including without limitation to effect its responsibilities and obligations hereunder, or inaction (where such party has a duty to act) in connection with the Program and/or the other party hereto, shall be in compliance in all material respects with Applicable Law.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

4.5 Intellectual Property Rights.

(a) In the event Company provides any software or hardware to Bank, Company has the legal right to such software or hardware and the right to permit Bank to use such software or hardware, and such use shall not violate any intellectual property rights of any third party. Any software or other technology developed by or for Company or its Affiliates, to facilitate the Program, including but not limited to, software and software modifications developed in response to Bank’s request or to accommodate Bank’s special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Company and/or its Affiliates. Nothing in this Agreement shall be deemed to convey a proprietary interest to Bank or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by Company and/or its Affiliates, and Bank shall return to Company all materials containing such intellectual property upon termination of this Agreement.

(b) In the event Bank provides any software or hardware to Company, Bank has the legal right to such software or hardware and the right to permit Company to use such software or hardware, and such use shall not violate any intellectual property rights of any third party. Any software or other technology developed by Bank or its Affiliates or developed for Bank or its Affiliates at Bank’s direction or expense, to facilitate the Program and/or to fulfill Bank’s obligations pursuant to Section 2.9, Schedule 2.9, and Exhibits 2.9.1 and 2.9.2, including but not limited to, software and software modifications developed in response to Company’s request or to accommodate Company’s special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Bank and/or its Affiliates. Nothing in this Agreement shall be deemed to convey a proprietary interest to Company or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by Bank and/or its Affiliates, and Company shall return to Bank all materials containing such intellectual property upon termination of this Agreement.

4.6 Marks. In the case of Company, Company has the legal right to use and to permit Bank to use, to the extent set forth herein, the Company Marks. In the case of Bank, Bank has the legal right to use and to permit Company to use, to the extent set forth herein, the Bank Marks.

SECTION 5 COVENANTS

Each party hereby covenants and agrees as follows:

5.1 Notices of Changes. Each party will [*] notify the other of any: (a) change in the name or form of its business organization, change in the location of its chief executive office or the location of the office where its records concerning the Program are kept; (b) merger or consolidation of such party, the sale of a significant portion of its stock (or other form of ownership) or the sale of a substantial amount of its assets not in the ordinary course of business, or any change in the control of such party; (c) material adverse change in its financial condition or operations; (d) [*]; (e) any change in business practices of such party that would have a material adverse effect on this Agreement or the Program; (f) [*]; or (g) [*]. Each party will furnish such additional information with respect to any of the foregoing as the other party may reasonably request, for the purpose of evaluating the effect of such change on the financial condition and operations of the affected party and on the Program. Failure by either party to comply with these notice provisions shall not constitute a default hereunder.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

5.2 Financial Statements. [*]

5.3 Access Rights.

(a) Subject to (b) below, each party will permit, once per Program Year unless the other party has reasonable cause to do so more than once, authorized representatives designated by the accessing party, at accessing party’s expense, to visit its facilities and inspect, to the extent permitted by Applicable Law, any of its books and records (and, in the case of Company, its Sales Channels) pertaining to Applicants, Accounts and any category of payments owed by one party to the other, and to make copies and take extracts there from, and to discuss the same with its officers and independent public accountants, all at reasonable times during normal business hours and with [*]. In addition, Company shall permit regulatory bodies having jurisdiction over Bank to visit its facilities related to the Program during normal business hours with advance notice.

(b) Each party’s obligations under (a) shall not be required to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged, or (iii) such records are planning documents or those of any of its Affiliates, operating budgets, management reviews or employee records.

5.4 Each Party’s Business. Each party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (or analogous business form) and to comply with all Applicable Laws in connection with its business (and, in the case of Company, the sale of goods and/or services), including, but not limited to: (i) compliance with all applicable license requirements related to its business, and (ii) fulfilling its obligations under the Program. Company shall provide to Bank, annually, a forecast of the next year in terms of Company’s number of stores or other locations (including number and location of openings and/or closings), and expansion or contraction of any Sales Channels.

5.5 Insurance. Each party shall maintain insurance policies with insurers, and in such amounts and against such types of loss and damage, as are customarily maintained by other companies engaged in similar businesses within such party’s industry including cyber insurance. [*]. Bank shall name Company as an additional insured under Bank’s Commercial General Liability and auto liability policies.

5.6 Business Continuation/Disaster Recovery Plan. Each party shall maintain a plan designed to mitigate damages resulting from Force Majeure or other causes that would threaten operation of such party’s business and/or loss or exposure of information requiring protection as described in Sections 2.6 and 8.9.

5.7 Compliance with Agreement and Operating Procedures. Each party shall use [*] to ensure that its Affiliates, licensees, franchises, officers, directors, associates and agents comply with the terms of this Agreement and the Operating Procedures.

SECTION 6 INDEMNIFICATION

6.1 Indemnification Obligations. (a) Each party shall be liable to and shall indemnify and hold harmless the other and its Affiliates and their respective officers, directors, employees, subcontractors and their successors and assigns (collectively “Indemnified Parties”) from any and all Losses (as hereinafter defined) incurred by them by reason of: (i) The indemnifying party’s breach of any representation, warranty, covenant or agreement hereunder;

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

notwithstanding any materiality or other qualifier set forth in such provision (ii) The indemnifying party’s failure to perform its obligations hereunder; (iii) any action or failure to act (where there was a duty to act) by the indemnifying party related to the Program and/or as otherwise provided for in this Agreement; (iv) The indemnifying party having caused Losses to third parties in connection with its obligations under this Agreement, where such third parties have sought recovery from Indemnified Parties; and (v) The indemnified party’s defending against claims described in (iv). In any case, the indemnifying party’s liability does not extend to Losses proximately arising from an act or failure to act by Indemnified Parties. Additionally, Company shall indemnify Bank and its Indemnified Parties for any Losses caused by or related to goods or services charged to an Account or third parties’ use of or reliance on Redemption Data.

(b) For purposes of this Section 6, the term “Losses” shall mean any liability, damage, costs, fees, losses, judgments, penalties, fines, and expenses, including without limitation, any reasonable attorneys’ fees, disbursements, settlements (which require the other party’s consent which shall not be unreasonably withheld), and court costs, reasonably incurred by Bank, Company, or a third-party, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement; provided however, that Losses shall not include any overhead costs that either party would normally incur in conducting its everyday business.

[*]

6.2

6.3 NO WARRANTIES. EXCEPT AS PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE SERVICES AND/OR OTHER PRODUCTS SOLD OR PROVIDED BY BANK PURSUANT TO THIS AGREEMENT.

6.4 Notification of Indemnification; Conduct of Defense. (a) In no case shall the indemnifying party be liable under Section 6.1 of this Agreement with respect to any claim or claims made against the indemnified party or any other person so indemnified unless it shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof. However, failure to so notify the indemnifying party shall not relieve it from any liability which it may have under other provisions of this Agreement, except to the extent that the indemnifying party’s right to defend the matter is materially and irrevocably prejudiced by such failure to give prompt notice.

(b) The indemnifying party shall be entitled to participate, at its own expense, in the defense of any suit brought against the indemnified party which gives rise to a claim against the indemnifying party. Alternatively, the indemnifying party may elect to assume defense of such claim, but must do so within a reasonable time after receiving notice of the claim. However, if the indemnifying party so elects to assume the defense, such defense shall be conducted by counsel chosen by the indemnifying party and approved by the indemnified party (or the person or persons so indemnified, who are the defendant or defendants in any suit so brought), which approval shall not be unreasonably withheld. Once the indemnifying party has retained counsel approved by the indemnified party, the indemnified party (or the person or persons so indemnified who are the defendant or defendants in the suit), [*] of any additional counsel it chooses to retain.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

SECTION 7 TERM, EXPIRATION AND TERMINATION

7.1 Term and Expiration. See Schedule 7.1.

7.2 Termination with Cause by Bank; Bank Termination Events. Any of the following conditions or events shall constitute a “Bank Termination Event” hereunder, and Bank may terminate this Agreement immediately without further action if such Bank Termination Event occurs except as set forth below:

(a) If Company shall: (i) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) receive an adverse opinion by its auditors or accountants and/or (vi) receive an opinion by its auditors that includes a disclosure as to Company’s viability as a going concern (however, Bank shall only have the right to terminate the agreement under this section (a)(vi) if Company has not cured the matters included in the going concern disclosures [*]); or

(b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Company, or if any petition for any such relief shall be filed against Company [*]; or

(c) If Company shall materially default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement, and Company shall not have remedied such default [*]. (Company acknowledges that any breach of its representation in Section 8.11 cannot be cured.); or

(d) If Bank exercises its rights under Section 8.8 [Force Majeure].

7.3 Termination with Cause by Company; Company Termination Events. Any of the following conditions or events shall constitute a “Company Termination Event” hereunder, and Company may terminate this Agreement immediately without further action if such Company Termination Event occurs;

(a) If Bank shall: (i) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) be downgraded by a rating agency to [*]; or (vi) receive an adverse opinion by its auditors or accountants as to its viability as a going concern; or (vii) breach or fail to perform or observe any covenant or other term contained in any creditor loan agreement, debt instrument or any other material agreement to which it is bound, which breach or failure, if left uncured could result in a default of such agreement; or

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Bank, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Bank, or if any petition for any such relief shall be filed against Bank [*]; or

(c) Except with respect to the Service Standards, if Bank shall materially default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement, and Bank shall not have remedied such default [*] shall have been received by Bank from Company. (Bank acknowledges that any breach of its representation in Section 8.11 cannot be cured); or

(d) [*]; or

(e) If Company exercises its rights under Section 8.6 [Force Majeure]; or

(f) See Schedule 7.3(f).

7.4 Purchase of Accounts. See Schedule 7.4.

SECTION 8 MISCELLANEOUS

8.1 Entire Agreement; Amendment; No Waiver; Severability; Counterparts; Captions and Cross References; Mutual Drafting. This Agreement constitutes the entire Agreement and supersedes all prior representations, proposals, offers, agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them. Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties, however, no such modification shall be effective until reduced to writing and executed by both parties. No waiver of the provisions hereto shall be effective unless in writing and shall not be deemed to be a continuing waiver unless expressly so stated in writing. No failure or delay on the part of either party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect. This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement. The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement. This Agreement is the joint product of Company and Bank and each provision hereof has been subject to mutual consultation, negotiation and agreement of Company and Bank; therefore to the extent any language in this Agreement is determined to be ambiguous, it shall not be construed for or against any party based on the fact that either party controlled the drafting of the document.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

8.2 Coordination of Public Statements. Except as required by Applicable Law, including, without limitation, any SEC filings reasonably deemed by a party to be required (in which case the party making such filing will provide notice thereof to the other, in advance whenever possible, and shall when possible redact any and all exhibits, schedules and such other information as the parties may discuss), neither party will make any public announcement of the Program or provide any information concerning the Program to any representative of any news, trade or other media without the prior approval of the other party, which approval will not be unreasonably withheld. Neither party will respond to any inquiry from any public or governmental authority, except as required by Applicable Law, concerning the Program without prior consultation and coordination with the other party. Upon Bank’s reasonable request from time to time, Company shall provide references or participate in marketing campaigns or testimonial initiatives for Bank regarding the services provided by Bank in connection with the Program.

8.3 Successors and Assigns. Subject to Schedule 7.3(f), this Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and permitted assigns. Neither party may assign its rights and obligations under this Agreement without the written consent of the other party, except in the event of an assignment to an Affiliate or in the case of a Change of Control (as defined in Section 7.3(f) which shall not require the other party’s consent. Subject to Schedule 7.3(f), in the event that Company sells, transfers or otherwise disposes of all or substantially all of the assets that comprise the line-of-business currently operating under the name “BJ’s Wholesale Club,” the purchaser in such transaction is a successor, transferee and/or assignee of Company (the defined party to this Agreement), and the terms of this Agreement shall be binding upon such purchaser (regardless of whether or not such entity is a parent, Affiliate, or party with some other relationship of the kind with Company, and regardless of under what name the business is conducted).

8.4 Notices. All communications and notices pursuant hereto to either party shall be in writing and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (with postage prepaid) or when received by receipted courier service:

If to Bank: Comenity Capital Bank 2795 E. Cottonwood Parkway Suite #100 Salt Lake City, UT 84121 Attn.: President	If to Company: BJ’s Wholesale Club, Inc. 25 Research Drive Westborough, MA 01581 Attn: Senior Vice President Finance
With a Copy to: Comenity LLC 3100 Easton Square Place Columbus, OH 43219 Attn: Law Department	With a Copy to: BJ’s Wholesale Club, Inc. 25 Research Drive Westborough, MA 01581 Attn: General Counsel

8.5 GOVERNING LAW/WAIVER OF JURY TRIAL. [*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

8.6 Force Majeure. Neither party will be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control, and not due to the fault or negligence of such party, including but not limited to, acts of God, flood, criminal acts, fire, riot, computer viruses or hackers where such party has utilized commercially reasonable means to prevent the same, accident, embargo, sabotage, terrorism, inability to obtain material, equipment or phone lines, government action (including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement), and other causes whether or not of the same class or kind as specifically named above. The foregoing force majeure clause shall have no effect on and shall not diminish either party’s obligation to implement its disaster recovery plan.

In the event a party is unable to perform substantially for any of the reasons described in this Section, it will notify the other party promptly of its inability so to perform, and if the inability continues for [*], the party so notified may then terminate this Agreement forthwith. This provision shall not, however, release the party unable to perform from using its [*] to avoid or remove such circumstance and such party unable to perform shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

8.7 Survival.[*]

except for the following Sections and their corresponding schedules: Section 2.8, Section 3.2, Section 3.4, Section 6, Section 7.4, Section 8.4, Section 8.5, Section 8.6, Section 8.9, Section 8.10 and Section 8.11.

8.8 Relationship of Parties; Third Parties; Independent Contractor. This Agreement does not constitute the parties as partners or joint venturers and neither party will so represent itself. The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity. The parties hereby declare and agree that Bank is engaged in an independent business, and shall perform its obligations under this Agreement [*], including compliance with workers’ compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that [*].

8.9 Confidentiality and Security Control.

(a) Confidential Information and Other Protected Information, Except as specifically provided in this Section 8.9, or as otherwise set forth in this Agreement, [*]. Additionally, the [*].

However, the definition of “Confidential Information” specifically excludes information which:

(i) is generally known to the trade or to the public at the time of such disclosure; or

(ii) becomes generally known to the trade or the public subsequent to the time of such disclosure; provided, however, that such general knowledge is not the result of a disclosure in violation of this Section 8.9; or

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

(iii) is obtained by a party from a source other than the other party, without breach of this Agreement or any other obligation of confidentiality or secrecy owed to such other party or any other person or organization; or

(iv) is independently conceived and developed by the disclosing party and proven by the disclosing party through tangible evidence not to have been developed as a result of a disclosure of information to the disclosing party, or any other person or organization which has entered into a confidential arrangement with the non-disclosing party; or

(v) Bank is required to report to a Card Network by such Card Network’s applicable rules and regulations.

(b) Permitted Uses and Disclosures. Nothing in this Section 8.9 shall be interpreted to mean that a party is restricted with respect to the use or disclosure of Confidential Information which it owns. [*]. Notwithstanding anything to the contrary in this Agreement, [*].

(c) Protecting Disclosed Information. [*]. Furthermore, the [*].

(d) Protecting Stored Information. Each party shall establish [*] to ensure the confidentiality of any Consumer Personal Information and the other’s Confidential Information. Each party shall also ensure that such Information is not disclosed contrary to the provisions of this Agreement or any applicable privacy, security or other laws, rules and regulations. Without limiting the foregoing, [*]. If the parties are unable to reach agreement with regard to such revisions, the matter shall be referred to the Joint Management Committee for resolution. [*].

(e) [*]. This includes but is not limited to any and all records regarding Cardholders whether in paper, electronic, or other form, that is maintained or otherwise possessed by or on behalf of Company, including a compilation of such records. [*].

(f) [*]. This includes but is not limited to any and all records whether in paper, electronic, or other form, that is maintained or otherwise possessed by or on behalf of Bank, including a compilation of such records.

8.10 Taxes. [*]. The parties agree to cooperate with each other to minimize any applicable sales, use, or similar tax and, in connection therewith, the parties shall provide each other with any relevant tax information as reasonably requested (including without limitation, resale or exemption certificates, multi-state exemption certificates, information concerning the use of assets, materials and notices of assessments). All amounts set forth in this Agreement are expressed and shall be paid in lawful U.S. dollars.

8.11 Brokers. Except as set forth on Schedule 8.11, [*].

[Signature Page to Follow]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the Effective Date.

COMENITY CAPITAL BANK	BJ’S WHOLESALE CLUB, INC.

By:	By:	/s/ William C. Werner
Title:	Title:	SVP, Finance
Date:	Date:	6/5/14

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the Effective Date.

COMENITY CAPITAL BANK		BJ’S WHOLESALE CLUB, INC.

By:	/s/ Ronald J. Ostler	By:
Title:	President	Title:
Date:	6/5/14	Date:

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

SCHEDULE 1.2

Definitions and Other Obligations

A. DEFINITIONS

As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings.

“Account” shall mean an (i) an Existing Account, and (ii) individual, general purpose open-end revolving line of credit which is established by Bank for a Member pursuant to the terms of a Credit Card Agreement and in accordance with the applicable Card Network rules and regulations, and marketed with a Company Mark and the trade names and/or logos of a Card Network. Unless specifically set forth otherwise, “Account” shall include small Business Accounts.

“Account Center” shall mean an electronic customer service system Bank makes available on a Bank website.

“Accounts Receivable” shall mean, as to any Account at the time of reference, any and all amounts owing on such Account (whether or not posted or billed to an Account), less any payments and credits received by Bank with respect to the Accounts. This definition specifically excludes any amounts that have been written-off by Bank with respect to such Accounts.

“Activation Certificate” means, as the context may require, a Value Activation Certificate, an Extra Value Activation Certificate, or both a Value Activation Certificate and Extra Value Activation Certificate.

“Actual LIBOR Rate” shall mean “12 Month LIBOR Rate” as published in the Wall Street Journal on the day of reference, at the end of each Program Quarter, beginning at the end of the second Program Quarter.

“Acquiring Bank” shall mean the bank that provides Credit Card acceptance services to Company.

“Adjusted Discount Rates” would mean those resulting from LIBOR related adjustments to the Benchmark Discount Rates in the table below.

“Affiliate” shall mean with respect to a party, any entity that is owned by, owns, or is under common control with such party.

“Applicable Law” shall mean any applicable federal, state or local law, rule, or [*], order or directive, [*] of any court, arbitrator or governmental authority applicable or binding upon a party or to which that party is subject, or otherwise applicable to the Program or the Accounts, whether federal, state, county, local or otherwise including but not limited to formal or informal direction [*].

“Applicant” shall mean an individual or small business that is a Member and applies for an Account under the Program.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

“Application Procedure(s)” shall mean, [*].

“Average Accounts Receivable” shall mean the sum of month-end Accounts Receivable for a given Program Year divided by twelve (12).

“Bank Mark” shall mean a trademark, service mark, or name owned by or licensed (and capable of being sublicensed) to Bank and designated by Bank to Company for use in connection with the Program.

“Batch Prescreen” shall mean a process where Bank’s offer of credit is made to certain Members after being prequalified by Bank (per its criteria), in a batch mode (often but not exclusively within a direct-to-consumer environment).

[*]

“Benchmark Member Level” shall mean the number of Members existing on the Program Commencement Date.

“Benchmark Net Sales Level” shall mean the amount of net sales for all Purchases through all Company Sales Channels in the twelve (12) month period prior to the Program Commencement Date.

“Benchmark Store Level” shall mean the number of Company stores open on the Program Commencement Date.

“Business Day” shall mean any day, except Saturday, Sunday, federal holidays, or a day on which banks in Utah are required to be closed.

“Cardholder” shall mean any natural person or small business to which an Account has been issued by Bank and/or any authorized user of the Account.

“Card Network” shall mean MasterCard International, Inc., unless otherwise designated by Company.

“Card Network Rules” shall mean collectively the rules, regulations, releases, interpretations and other requirements (whether contractual or otherwise) imposed or, adopted by a Card Network participating in the Program.

“Company Deposit Account” shall mean the one (1) deposit account maintained by Company and designated by it in writing to Bank as to which Bank should direct its payments.

“Company Mark” shall mean a trademark, service mark, or name owned by or licensed (and capable of being sublicensed) to Company and designated by Company to Bank for use in connection with the Program.

“Consumer Personal Information” shall mean that non-public personal information regarding Applicants, Members, and Cardholders, including but not limited to Account Information consumer reports, and information derived from consumer reports, that is subject to protection from publication under Applicable Law.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

“Company Purchase” shall mean a purchase (inclusive of applicable taxes and shipping costs) of goods and/or services sold at retail by Company through its Sales Channels for individual, personal, family, household or business use with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement. A Company Purchase does not include a General Purchase and vice versa. For clarity, a Company Purchase does not include any purchases for goods and/or services made under any Merchant Identification Number that does not identify Company as the merchant of record, even if such good and/or service is sold through a Company Sales Channel.

“Credit Card” shall mean the credit card issued by Bank to Cardholders on an Account, which is a general purpose credit card bearing a Company Mark, the Member Identification number issued by Company and the trademark or logo of the applicable Card Network, corresponding to a related Account for the purpose of making Purchases pursuant to this Agreement.

“Credit Card Agreement” shall mean the open-end revolving credit agreement between a Cardholder and Bank governing the Account and Cardholder’s use of the Credit Card, together with any modifications or amendments which may be made to such agreement.

“Credit Sales Day” shall mean any day, whether or not a Business Day, on which Company sells goods and/or services through its Sales Channels.

[*]

“Discount Fee” shall have the meaning set forth in Schedule 1.2.

“Discount Rate” shall have the meaning set forth in Schedule 1.2.

“Electronic Bill Presentment and Payment (or EBPP)” shall mean a procedure whereby Cardholders can elect to receive their billing statements electronically and that also allows them an opportunity to remit their Account payments to Bank electronically.

“Existing Accounts” shall mean [*].

“Extra Value” shall refer to that certain level of membership offered by Company to its Members and known, as of the Effective Date, as BJ’s Rewards® Membership and any successor, substitute or replacement membership level thereof. “Extra Value Cardholders” shall be those Cardholders who are members at that level.

“Extra Value Activation Certificate” shall have the meaning set forth in Schedule 2.9, Section 2(b)(vi).

“Financial Products” shall mean Company branded credit card, [*].

“Forms” shall have the meaning set forth in Section 2.4.

“General Purchase” shall mean any purchase of goods and/or services for individual, personal, family, household or business use (inclusive of applicable taxes and shipping costs), with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement. A General Purchase does not include a Company Purchase and vice versa. [*].

“Initial Term” shall have the meaning set forth in Schedule 7.1.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

“Instant Credit” shall mean [*].

“Interchange Fee” shall mean [*].

“Interchange Information” shall have the meaning set forth In Section 3.9(a).

“Interchange Rate” shall mean [*].

“Member” shall mean, as of any date, an individual or small business holding a membership in Company.

“Member Agreement” shall mean the agreement with respect to the Rewards Program establishing the terms and conditions of the Rewards Program, as such agreement may be amended by Company from time to time.

“Merchant Discount Rate” shall mean the per card transaction rate that Company pays to the Acquiring Bank in consideration for card acceptance services.

“Merchant Identification Number” shall mean a unique number assigned to a merchant account to identify it during the course of processing credit activities.

“Net Proceeds” shall mean Company Purchases: (i) less credits to Accounts for the return or exchange of goods, or a credit on an Account as an adjustment by Company for goodwill or for services rendered or not rendered by Company to a Cardholder, all as shown in the Transaction Records (as corrected by Bank in the event of any computational error), calculated each Business Day; (ii) less payments from Cardholders received by Company from Cardholders on Bank’s behalf; (iii) minus, as applicable, any Discount Fees in effect on the date of calculation; and (iv) plus or minus, as applicable, any other amounts owed to or by Bank pursuant to this Agreement.

“Net Sales” shall mean [*].

“Operating Procedures” shall mean Bank’s instructions and procedures regarding the Program as written by Bank and provided to Company in writing to be followed by Company.

“Point of Sale (or POS)” shall mean the physical or electronic location at which transactions (sales, credits, and returns) take place. This includes but is not limited to a cash register, point of order entry, website (as applicable), or membership service desk (as applicable).

“Program” shall mean the co-brand credit card program established and administered by Bank for Cardholders, and whereby Credit Cards are offered to Members by virtue of this Agreement. “Program” includes the Small Business Program and all references to Program in the Agreement shall be interpreted to include the Small Business Program except as specifically set forth otherwise.

“Program Commencement Date” shall mean the earlier of the date on which Bank begins to issue new Accounts or the date on which Bank notifies Company in writing that Bank has commenced operation of the Program.

“Program Month” means each calendar month commencing on the Program Commencement Date or the first day of the first full calendar month following the Program Commencement Date if the Program Commencement Date is not the first day of a calendar month.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

“Program Quarter” means each consecutive three (3) month period commencing on Program Commencement Date or the first day of the first full calendar month following the Program Commencement Date if the Program Commencement Date is not the first day of a calendar month.

“Program Year” shall mean each consecutive twelve (12) month period commencing on the Program Commencement Date or the first day of the first full calendar month following the Program Commencement Date if the Program Commencement Date is not the first day of a calendar month and each anniversary thereof.

“Promotional Program” shall mean any special Cardholder payment terms requested by Company and approved by Bank for certain Company Purchases, including without limitation any Company Purchases not made pursuant to regular revolving credit terms. The initial Promotional Programs, if any, are set forth in Schedule 1.2.

“Promotional Program Purchase” means a Company Purchase subject to a Promotional Program.

“Purchase” means a Company Purchase and/or a General Purchase.

“Quick Credit” shall mean an in-store Application Procedure designed to open Accounts as expeditiously as possible at POS, whereby an application for an Account might be processed without a paper application being completed by an Applicant. An Applicant’s credit card (Visa, MasterCard, American Express, Discover or other Bank approved private label card) is electronically read by a terminal to identify certain information to facilitate a credit analysis. Other data shall be entered into that same terminal by Company’s employee or the Applicant as specified in the Operating Procedures.

“Rates and Fees” shall mean those Cardholder terms and conditions regarding rates and fees as are initially set forth in Schedule 3.2 (b), as amended from time to time pursuant to Section 3.2 (b).

“Regular Revolving Purchases” shall mean Purchases excluding Promotional Program Purchases.

“Renewal Term” shall have the meaning set forth in Schedule 7.1.

“Real-Time Prescreen” shall mean a process where Bank’s offer of credit is made to certain Members pre-qualified by Bank (per its criteria), in a real-time pre-approved manner, at the POS at the time of a transaction.

“Reward Funding” means the amounts as calculated pursuant to Sections 5 and 6 of Schedule 2.9.

“Rewards Dollars” shall mean a unit of currency accrued under the Rewards Program by a Member.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

“Rewards Program” shall mean the loyalty reward program owned and/or operated by or on behalf of Company and offered exclusively to Cardholders under which Cardholders may earn Rewards Dollars for eligible Purchases on Credit Cards to be redeemed In-Club or on BJs.com toward the purchase of eligible goods and/or services, and which provides other benefits to Cardholders, all as governed by the Rewards Program Terms, and any successor, substitute or replacement loyalty reward program. [*].

“Rewards Program Records” shall have the meaning set forth in Section 2.9(b).

“Rewards Program Terms” shall mean the terms and conditions of the Rewards Program, as such terms and conditions may be amended by Company from time to time in accordance with this Agreement.

“Sales Channels” shall mean those certain sales channels through which Company sells its goods and/or services during the Term, regardless of what name the Company uses for such sales channels, including (as applicable) but not limited to: (i) retail locations which are owned and operated by Company or Company’s Affiliates or Company’s licensees or franchisees, (ii) Company’s website, and (iii) Company gas stations.

“Service Standards” shall have the meaning set forth in Schedule 2.1 (h).

“Solicitation Channels” shall mean the methods of acquiring Accounts as set forth in Schedule 2.6(a).

“Small Business Account” shall mean an Account that is part of the Small Business Program including Existing Accounts that are small business accounts.

“Small Business Program” shall mean the co-brand credit card program established and administered by Bank for small business Cardholders, and whereby Credit Cards are offered to Members by virtue of this Agreement.

“Statemented Account” shall mean each Account for which a billing statement is generated (whether or not actually sent to the Cardholder) within a particular billing cycle.

“Take-One Application” shall mean a paper application made available at or through Sales Channels (or otherwise). An Applicant can complete and submit the Take-One Application directly to Bank, or he or she may submit it to Company’s employee for submission to Bank (such as through the Instant Credit Application procedure).

“Term” shall mean the Initial Term plus any Renewal Terms, as defined in Schedule 7.1.

[*]

“Value” shall refer to that certain level of membership offered by Company to Members and known, as of the Effective Date, as BJ’s Inner Circle® Membership and any successor, substitute or replacement membership level thereof. “Value Cardholders” shall be those Cardholders who are members at that level.

“Value Activation Certificate” shall have the meaning set forth in Schedule 2.9, Section 2(a)(vi).

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

B. Other Definitions. As used herein, terms defined in the introductory paragraph hereof and in other sections of this Agreement shall have such respective defined meanings. Defined terms stated in the singular shall include reference to the plural and vice versa. The terms “shall” and “will” have the identical meaning (i.e., that something is compulsory and certain), and the use of one versus the other is not to be interpreted as implying less certainty or a sense of possibility or choice.

C. OTHER OBLIGATIONS

Discount Rates and other key terms related to Regular Revolving Purchases and Promotional Program Purchases are as set forth in the table and notes below

I. DISCOUNT FEES/OTHER TERMS FOR REGULAR REVOLVING PURCHASES

[*]

II. DISCOUNT FEES/OTHER TERMS FOR PROMOTIONAL PROGRAM PURCHASES

The key terms (including Discount Rate and any adjustments thereto) for each Promotional Program are as indicated in the table below. For any specific Promotional Program, Company shall pay to Bank Discount Fees in an amount equal to (i) Net Sales on Company Purchases under such Promotional Program, multiplied by (ii) the applicable Discount Rate (after making any appropriate adjustments as set forth below). [*].

[*], so long as the cessation of the Promotional Program is effected in compliance with Applicable Law and the Operating Procedures.

At the end of the second Program Quarter, and each Program Quarter thereafter, Bank shall calculate the Adjusted Discount Rate for the next Program Quarter. [*].

D. NEW ACCOUNT AWARDS

[*]

Bank shall not pay New Account Awards with regard to Accounts for Cardholders that had previously been Cardholders of this Program [*].

E. [*]

F. MINIMUM CONTRIBUTION

So long as Company fulfills its material obligations pursuant to this Agreement Bank, including but not limited to making the Company Solicitation Channels described in Schedule 2.5(a) available within the timeframes also described in Schedule 2.5(a) and thereafter for the duration of the Term unless the Parties agree otherwise, [*].

G. ONLINE INTEGRATION FUNDS

[*]

H. PROGRAM LAUNCH FUND

[*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

I. PORTFOLIO MANAGEMENT FEE

[*]

J. IN-STORE POS FUNDING

[*]

K. ADDITIONAL APPLICATION SUPPORT

[*]

L. SIGNAGE FUNDS

[*]

M. INTERCHANGE CHANGE

[*]. If the Joint Management Committee cannot agree that such modifications are appropriate, or cannot agree upon modifications to such terms, in either case, [*].

N. CARD NETWORK CORE BENEFITS

Bank shall provide through the selected Card Network, [*] benefits for Cardholders. The initial set of benefits may include the following options. Bank may change the Card Network benefits that it makes available to Cardholders from time to time.

[*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 2.1(h)

[*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 2.1(k)

MasterCard Reporting to be provided by Bank

[*], provided that MasterCard is the Card Network for Accounts issued under the Program, Bank shall provide MasterCard with the information set forth in the table below with regard to Accounts under the Program, including all Direct Settlement transactions [*].

	Quarter ending 12/31	Quarter ending 3/31	Quarter ending 6/30	Quarter ending 9/30
Total Monthly MasterCard Volume

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 2.5 (a)

Marketing Promotions

The parties shall, respectively, promote and advertise the Program as generally set forth below but as more specifically provided in each Annual Marketing Plan, in addition to other obligations related to the Joint Management Committee:

I. Company will promote and advertise the Program as set forth below:

Acquisition:

1.	Store Operations Executive Sponsorship of Program-C level participation in quarterly meetings

2.	Application and credit sales goals in place for stores and field leaders; include goals and key performance metrics in performance evaluations and weekly reporting for store, district and regional managers

3.	Periodically test and/or implement in store/on site contests for determined time periods based on incentive funded by Marketing Funds

4.	Strategies in place for low performing stores

5.	Provide new Cardholder incentive for all new Account originations (as described as of the Effective Date in Schedule 2.9, items 2(a)(vi) and b(vi)), which incentives are to be funded by Bank as of the Program Commencement Date

6.	Ensure field management & associates complete credit training with Bank dedicated field sales support; assigns credit captains in stores

7.	Implement marketing programs targeted towards acquisition

[*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 2.9

Cardholder Rewards Program

[*]

2. Company and Bank hereby agree that as of the Effective Date the benefits under the Rewards Program shall include at a minimum:

(a) For Value Cardholders:

[*]

(b) For Extra Value Cardholders:

[*]

9. Based on membership status communicated by Company to Bank, Bank shall provide a Member with the appropriate corresponding Account (e.g., either Value or Extra Value Credit Card) at initial launch and throughout the Program. In the event that Company notifies Bank that a Cardholder has changed his or her membership status, Bank may move the Cardholder from Value to Extra Value or vice versa.

10. Notwithstanding anything in the Agreement or this Schedule 2.9 to the contrary, the parties hereby agree that only Accounts in good standing, [*], may participate in, accrue Rewards Dollars under and/or derive benefits from the Rewards Program. Furthermore, Bank’s obligations pursuant to Paragraphs 5, 6, and 8 above shall apply solely to Accounts in good standing.

11. Bank reserves the right to debit Reward Dollars accrued on Accounts in error.

[*]

13. To the extent that Bank agrees to fund any promotional Rewards Dollars for any “spend and get” promotions or other Rewards Dollar earning opportunities approved by the Joint Management Committee independent of the Marketing Fund, the cost to Bank for such promotional Rewards Dollars shall be [*].

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 3.2(b)

Summary of Rates and Fees

[*]

**as published in the “Money Rates” section of the Wall Street Journal on the date of reference.

[*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 3.6

Bank Reports

[*]

Schedule 7.1

Term and Expiration

Upon execution by authorized representatives of both parties, and unless terminated as provided herein, this Agreement shall become effective as of the Effective Date, remain in effect for seven (7) years and ten (10) months from the Program Commencement Date (the “Initial Term”), and automatically renew for successive one (1) year terms (each a “Renewal Term”) thereafter, unless (i) either party provides the other with at least nine (9) months’ written notice of its intention not to renew this Agreement beyond the expiration of the initial or then current Renewal Term. If Bank does not purchase the Barclaycard Consumer Portfolio on or before February 28, 2015 despite [*], either party shall have the right to terminate this Agreement by providing a written notice to the other party.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 7.4

Purchase of Accounts

[*]. As used in this Schedule 7.4, “Accounts Receivable” shall mean, as to any Account at the time of purchase, any and all amounts owing on such Account (whether or not posted or billed to an Account), but shall not include amounts owing on Accounts that are [*]. The Portfolio purchase price shall be [*] (or its designee), and [*].

If the parties are unable to agree on the fair market value of the Portfolio, [*] (entity or individual) with recognized standing and experience in valuing retail credit card portfolios (the “Company Appraiser” and “Bank Appraiser” respectively). The Company Appraiser and Bank Appraiser shall jointly select a third appraiser who shall also have recognized standing and experience in valuing retail credit card portfolios (collectively “Appraisers”). Each of Bank and Company (and/or its designee) shall provide such information to the Appraiser as is necessary to permit the Appraiser to provide a valuation as of a common date, which shall be within a reasonable time of the date the Appraiser was retained. The parties shall ensure that the Appraisers perform in a manner and with appropriate exigency so as to ensure compliance with any time frames described elsewhere in this Schedule 7.4. To determine the fair market value of the Portfolio, the Appraisers shall [*]. Fair market value shall then be [*] as determined by the Appraisers. The parties may agree to additional appraisal instructions.

Company must provide Bank with notice of its intent to exercise its purchase right [*] to expiration or [*] of earlier termination is given by either party, as applicable. If Company elects to purchase the Portfolio, Company (or its designee) shall, [*], notify all Cardholders that Bank is no longer the owner of their Accounts. Bank shall provide all notices to Cardholders required by it as issuer under Applicable Law Company and Bank shall cooperate in facilitating the transition to Company or its designee, and Company shall ensure appropriate cooperation on the part of its designee.

Bank shall make available the following key performance indicators (the “KPI’s”) to bidding issuers who have executed a non-disclosure agreement (“NDA”) reasonably acceptable to Bank. For clarity purposes, Company need not have provided the above notice to release the KPI’s; however, any recipient must have executed the above referenced NDA prior to receiving the KPI’s:

[*]

Any purchase pursuant to this Schedule 7.4 shall take effect [*] the Program expiration date or, in the event of an earlier termination, [*] following the effective Program termination date. All parties shall [*] to achieve such deadlines. Notwithstanding anything to the contrary provided elsewhere in this Schedule 7.4, Bank shall not be required to sell or deconvert the Portfolio [*]. If Company or its designee [*]. Upon payment of the purchase price to Bank, Bank shall assign to Company (or its designee), without recourse, all of Bank’s right, title and interest in and to the Portfolio. Following the conversion, [*] which is required by Applicable Law, which information shall be held in accordance with Section 8.9 hereof.

[*]

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 8.9

Data Security

1. Security Policy. Bank will establish and maintain a formal, documented, mandated, Bank-wide information security program, including security policies, standards and procedures (collectively “information security policy”). The information security policy will be communicated to all Bank personnel, employees, agents, and contractors in a relevant, accessible, and understandable form and will be regularly reviewed and evaluated (but no less frequently than as may be required by applicable law) to ensure its operational effectiveness, compliance with all applicable laws and regulations, and to address new threats and risks. On request, Bank will provide Company the then current version of the information security policy. Among other things, the information security policy and Bank’s overarching security program must address the following:

a. Identifying and assessing reasonably foreseeable internal and external risks to the security, confidentiality, and/or integrity of any electronic, paper or other records containing Company confidential information and evaluating and improving, where necessary, the effectiveness of the current safeguards for limiting such risks, including but not limited to: (i) ongoing employee (including temporary and contract employee) training; (ii) employee compliance with policies and procedures; and (iii) means for detecting and preventing security system failures;

b. Address whether and how employees should be allowed to keep, access and transport records containing confidential information outside of business premises;

c. Imposing disciplinary measures for violations of the information security policy;

d. Preventing terminated employees from accessing records containing Company confidential information by immediately terminating their physical and electronic access to those records, including deactivating their passwords and user names;

e. Limiting the amount of confidential information, including personal information, collected to that which is reasonably necessary to accomplish the legitimate purpose for which it is collected; limiting the time such information is retained to that which is reasonably necessary to accomplish such purpose; and limiting access to those persons who are reasonably required to know such information in order to accomplish such purpose or to comply with state or federal record retention requirements;

f. Identifying paper, electronic and other records, computing systems, and removable media (as defined below) used to store confidential information, to determine which records contain confidential information, except where the information security policy provides for the handling of all records as if they all contained confidential information;

g. Reasonable restrictions upon physical access to records containing confidential information, including a written procedure that sets forth the manner in which physical access to the records is restricted, and storage of the records and data in locked facilities, storage areas or containers;

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

h. Regular monitoring to ensure compliance with the information security policy is operating in a manner reasonably calculated to prevent unauthorized access to or unauthorized use of confidential information, and upgrading information safeguards as necessary to limit risks;

i. Reviewing the scope of the security measures [*] or whenever there is a material change in business practices that may reasonably implicate the security or integrity of records containing confidential information; and

j. Documenting responsive actions taken in connection with any incident involving a breach of security, and mandatory post-incident review of events and actions taken, if any, to make changes in business practices relating to protection of confidential information.

2. Personnel Bank Protections. Prior to commencement of services, Bank shall have performed a criminal background check [*] on all associates assigned to perform services under this agreement. In the event an associate assigned to perform services under the Program Agreement has been convicted of a crime that is honesty related or would present safety or security risks, including without limitation individuals with a conviction(s) or indictment(s) for any of the following crimes: crimes against persons; crimes involving weapons; crimes involving the use/misuse of a computer/network; crimes involving trade secret/proprietary information theft, burglary, theft, embezzlement, corruption, bribery, forgery, fraud, receiving stolen property; crimes involving the possession, manufacture, transportation or sale of illegal drugs and controlled substances or any other crime that qualifies as a misdemeanor or felony in the jurisdiction involved, Bank shall first consult with Company prior to assigning such associate or if the associate is already assigned to Company, then the Bank will consult with Company regarding the associate’s continued assignment to Company account. Prior to associates’ assignment to the Program, Bank shall certify that the background checks have not revealed any incidents which would require consultation with Company prior to assigning such individual to the Program. Bank shall supply each of its associates and contractors with appropriate, ongoing training regarding information security procedures, risks, and threats. Bank will have an established set of procedures to ensure associates and contractors promptly report actual and/or suspected breaches of security.

3. Removable media. Except in the context of Bank’s routine back-ups or as otherwise specifically authorized by Company in writing, Bank will institute strict physical and logical security controls to monitor transfer of personal information to any form of removable media. For purposes of this exhibit, “removable media” means portable or removable hard disks, floppy disks, usb memory drives, zip disks, optical disks, cds, dvds, digital film, memory cards (e.g., secure digital (sd), memory sticks (ms), compactflash (cf), smartmedia (sm), multimediacard (mmc), and xd-picture card (xd)), magnetic tape, and all other removable data storage media.

4. Data control: media disposal and servicing. Company confidential information (i) may only be made available and accessible pursuant to the Program Agreement; (ii) if transferred across the internet, any wireless network (e.g., cellular, 802.11x, or similar technology), or other public or shared networks, must be protected using appropriate cryptography consistent with industry best practices or as designated or approved by Company in writing; and (iii) if transferred using removable media (as defined above) must be sent via a bonded courier or protected using cryptography consistent with industry best practices or as designated or approved by Company in writing. The foregoing requirements apply to back-up data stored by Bank at off-site facilities. In the event any hardware, storage media, or removable media must be disposed of or sent off-site for servicing, Bank will ensure all Company confidential information, including personal information, has been “scrubbed” from such hardware and/or media using industry best practices (e.g., dod 5220-22-m standard) and in accordance with the privacy and security requirements.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

5. Physical and environmental security. Bank facilities that process Company confidential information will be housed in secure areas and protected by perimeter security such as barrier access controls (e.g., the use of guards and entry badges) that provide a physically secure environment from unauthorized access, damage, and interference.

6. Communications and operational management. Bank shall (i) monitor and manage all of its information processing facilities, including, without limitation, implementing operational procedures, change management and incident response procedures; and (ii) deploy adequate anti-viral software and adequate back-up facilities to ensure essential business information can be promptly recovered in the event of a disaster or media failure; and (iii) ensure its operating procedures will be adequately documented and designed to protect information, computer media, and data from theft and unauthorized access.

7. Access control. Bank will implement formal procedures to control access to its systems, services, and data, including, but not limited to, user account management procedures and the following controls:

a.	Network access to both internal and external networked services shall be controlled, including, but not limited to, the use of properly configured and patched firewalls;

b.	Operating systems will be properly patched and used to enforce access controls to computer resources including, but not limited to, authentication, authorization, and event logging;

c.	Applications will include access control to limit user access to information and application system functions;

d.

All systems will be monitored to detect deviation from access control policies and identify suspicious activity. Bank shall record, review and act upon all events in accordance with incident response policies set forth in incident Notification, below;

e.	Bank will change Company confidential information access passwords on a regular basis in accordance with Bank policy, but at least as frequently as [*];

f.

Remote access to Bank’s network must be controlled with a virtual private network or other device (“VPN”) or private lines, consistent with [*]. Two factor authentication should be used for all remote access:

g.	Wireless networks will have controlled deployment, secure configuration, and monitoring processes in place that provide for the effective authorization and management of wireless devices;

h.

Bank will maintain a network environment that prevents all external ingress and egress points with firewalls. Intrusion detection/prevention systems will be strategically placed to prevent or detect potential breaches. Firewalls will be configured appropriately to prevent intrusions due to common protocol exposure;

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

i.	Company personal information electronically stored or maintained by Bank will be encrypted consistent with [*] and the privacy and security requirements;

j.

Bank will ensure Bank personnel do not use any VPN to simultaneously connect machines on any Company system to any machines on any Bank or third party systems, without (i) using only a remote access method consistent with industry best practices;

k.

Operating systems and network devices must be adequately “hardened” to the most appropriate secure configuration for Bank’s applications. Configuration management will include a monitoring process to ensure that configurations remain secure;

l.	[*]

m.	[*]

n.

All access to Company confidential information will be on a password protected basis, with unique identifications plus passwords, which are not vendor-supplied default passwords, that are reasonably designed to maintain the integrity of the security of the access controls, and implement secure user authentication protocols, including:

I)	control of user ids and other identifiers;

II)	a reasonably secure method of assigning and selecting passwords, or use of unique identifier technologies, [*];

III)	control of data security passwords to ensure that such passwords are kept in a location and/or format that does not compromise the security of the data they protect;

IV)	restricting access to active users and active user accounts only; and

V)	blocking access to user identification after multiple unsuccessful attempts to gain access or the limitation placed on access for the particular system.

o.

For files containing personal information in a system that is connected to the internet, there must be reasonably up-to-date firewall protection and operating system security patches, reasonably designed to maintain the integrity of the personal information.

8. Back-up/Retention. Bank will regularly back-up systems used to provide services to Company to ensure adequate recovery capabilities. Back-ups will be appropriately protected to ensure only authorized individuals are able to access the Company confidential information, including but not limited to encryption of data stored off-site in electronic media and appropriate classification and protection of hard-copy records. If not separately backed up, Bank will secure any files containing Company confidential information against unauthorized access in accordance with the terms of this Agreement until the back-up tapes are recycled or properly destroyed so that information on them cannot practicably be read or reconstructed.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

9. Patch Management. Bank will subscribe to and monitor notifications to the United States computer emergency readiness team (“US-CERT”) or similar service, vendor notifications, and other recognized sources of information for critical patches. Bank will implement a process to fix or patch identified security problems in an adequate and timely manner. Unless otherwise expressly agreed in writing, “timely” means that Bank will introduce a fix or patch as soon as commercially reasonable after Bank becomes aware of the security problem or availability of a fix or patch in accordance with Bank policy.

10. Change Management. Bank will use a documented change control process to ensure that access to its systems is controlled and recorded. Bank will promptly notify Company of any planned system configuration changes or other changes that would adversely affect the confidentiality, integrity, or availability of Company confidential information.

11. SSAE 16. Unless otherwise agreed to in writing by the parties, Bank will provide Company annually with a copy of latest Bank’s SSAE 16 or equivalent report. In the event the accounting firm performing the audit issues a qualified opinion due to a material weakness or significant deficiency, Bank will promptly advise Company of its plan for remedying such material weakness or significant deficiency and use [*] to mitigate any potential damages or adverse consequences resulting from such material weakness or significant deficiency.

12. PCI Compliance: Audits. To verify ongoing compliance with the PCI DSS Bank will engage (i) a. qualified security assessor (“QSA”) to conduct, [*], an onsite compliance review; and (ii) an approved scanning Bank (“ASV”), [*], to conduct a network security scan. On written request from Company, Bank will provide Company with copies of the foregoing reviews. Unless otherwise agreed to in writing the Bank will provide to Company annually a copy of Bank’s Attestation of Compliance Letter (“AOCL”), or provide onsite access to the Bank’s Report of Compliance (“ROC”). In the event the Bank does not have a, AOCL or ROC marked as “compliant” due to some requirements in the AOCL or ROC marked “not in place” and therefore Bank has not demonstrated full compliance with the PCI DSS, Bank will promptly advise Company of its plan for remediation of such deficiencies and use [*] to mitigate any potential damages or adverse consequences resulting from such deficiencies. In any case, Bank will be in full compliance with the PCI DSS [*] from the receipt of the AOCL or ROC in which non-compliance was noted.

13. Incident notification. Bank will immediately notify ([*]) the designated Company security contact by telephone and subsequently via written letter of any actual security attacks or incidents related to Company confidential information. The notice shall include the approximate date and time of the occurrence and a summary of the relevant facts, including a description of measures being taken to address the occurrence, and a monthly update noting the actions taken to address the security incident.

14. Annual Certification. On an annual basis, or on Company request, Bank will certify in writing to Company that Bank is in compliance with its obligations under this Schedule 8.9. The certification will be made on a form provided by Company.

[*] Text Omitted and Filed Separately with the Securities and Exchange Commission Confidential Treatment

Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXECUTION COPY

Schedule 8.11

Brokers